Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

THE WENDY’S COMPANY

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

The Wendy’s Company (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), DOES HEREBY CERTIFY:

1. That the name of the Corporation is The Wendy’s Company, originally incorporated under the name “Triarc Merger Corporation” pursuant to the General Corporation Law and the Corporation’s certificate of incorporation filed with the Secretary of State of Delaware on May 6, 1994, as restated on May 24, 2012.

2. That the Board of Directors duly adopted resolutions proposing to amend and restate the Corporation’s certificate of incorporation, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor.

3. That this Amended and Restated Certificate of Incorporation, which amends, restates and integrates the provisions of the Corporation’s certificate of incorporation, was duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law.

4. That the Corporation’s certificate of incorporation be amended and restated in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation shall be The Wendy’s Company (the “Corporation”).

ARTICLE II

ADDRESS; REGISTERED AGENT

The address of the Corporation’s registered office is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801; and its registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSES

The purpose of the Corporation is, either directly or through its subsidiaries, to engage in the restaurant business, including the ownership, operation and franchising of restaurants, and any reasonable extension or expansion thereof and any business, act or activity that is reasonably related, complementary, incidental or ancillary to the restaurant business, including the ownership, operation and franchising of restaurants, or any reasonable extension or expansion thereof (the “Restaurant Business”); provided that the foregoing shall not prohibit the Corporation, either directly or through its subsidiaries, from (A) acquiring, directly or indirectly, any person or entity that is engaged in activities other than the Restaurant Business so long as the Restaurant Business of such acquired person or entity, in each case together with its subsidiaries, generated a majority of the consolidated revenue, consolidated earnings before interest, taxes, depreciation and amortization or consolidated operating income of such person or entity, together with its subsidiaries, during the 12-month period preceding such acquisition, (B) continuing to own or operate such acquired person or entity or its assets and business operations following the acquisition of such person or entity, provided that the Corporation shall use good faith efforts to divest itself of the portion of the acquired person not engaged in the Restaurant Business within 24 months of the closing of the acquisition, or (C) continuing to own, manage and administer any assets that are not Restaurant Business assets that are owned by, or otherwise reflected on the books and records of the Corporation or its subsidiaries as of the effective date of this Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).

ARTICLE IV

CAPITALIZATION

SECTION 1. Capital Stock. The total number of shares of all classes of stock (the “Capital Stock”) which the Corporation shall have the authority to issue is 1,600,000,000 of which

(A) 1,500,000,000 shall be shares of Common Stock, par value ten cents ($.10) per share (the “Common Stock”); and

(B) 100,000,000 shall be shares of Preferred Stock, par value ten cents ($.10) per share (the “Preferred Stock”).

Subject to the provisions of this Certificate of Incorporation and except as otherwise provided by law, the stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

A statement of the powers, preferences, and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock is as set forth below:

SECTION 2. Voting Power of Common Stock. The holders of Common Stock shall possess voting power for the election of directors of the Corporation and for all other corporate purposes, each share of Common Stock being entitled to one vote on each matter properly submitted to the stockholders of the Corporation for their vote.

SECTION 3. Preferred Stock. The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. Each series of shares of Preferred Stock (A) may have such voting powers, full or limited, or may be without voting powers; (B) may be subject to redemption at such time or times and at such prices; (C) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (D) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (E) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Corporation at such price or prices or at such rates of exchange and with such adjustments; (F) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; and (G) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any Subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any Subsidiary of, any outstanding shares of the Corporation and may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. The Corporation shall take all such actions as are necessary to cause shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes to have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock. No Preferred Stock of any series may be issued to any affiliate of the Corporation unless Preferred Stock of that series is offered ratably to all holders of Common Stock of the Corporation; provided that, the foregoing shall not apply if (i) the delay in complying with the obligation to offer the Preferred Stock ratably to the holders of the Common Stock would seriously jeopardize the financial viability of the Corporation and (ii) reliance by the Corporation on the exception in this proviso is expressly approved by the Audit Committee of the Board of Directors of the Corporation.

SECTION 4. No Vote Unless Expressly Provided or Required by Law; Dividends. Subject to the provisions of any applicable law or of the by-laws of the Corporation (the “By-laws”), as from time to time amended, with respect to the closing of the stock transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except as otherwise provided by law, in this Certificate of Incorporation or by the Certificate of Designation relating to the issue of any series of shares of Preferred Stock, the holders of outstanding shares of Preferred Stock shall not possess voting power for the election of directors or for any other purposes. Except as otherwise provided in the Certificate of Incorporation or by the Certificate of Designation relating to the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

SECTION 5. Definitions. As used herein the following terms shall have the following meanings:

(A) “Person” shall mean any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

(B) “Subsidiary” shall mean any corporation whose shares of capital stock having ordinary voting power to elect a majority of the directors of such corporation are owned, directly or indirectly, by the Corporation.

ARTICLE V

BOARD OF DIRECTORS; STOCKHOLDERS MEETINGS

SECTION 1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

SECTION 2. The Board of Directors shall consist of not less than seven nor more than 15 persons, the exact number to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of directors then in office; provided, however, that such maximum number may be increased from time to time to reflect the rights of holders of Preferred Stock to elect directors in accordance with the terms of the Certificate of Incorporation or of the Certificate of Designation pursuant to which any class or series of Preferred Stock is issued or to the extent provided in any resolution or resolutions adopted by the Board of Directors providing for the issuance of any class or series of Preferred Stock pursuant to Article IV of this Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all of the members of the Board of Directors or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Members of the Board of Directors or any committee thereof designated by the Board of Directors, may participate in a meeting of the Board of Directors, or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such a manner shall constitute presence in person at such meeting.

SECTION 3. Subject to the rights of the holders of any class or series of Preferred Stock, any vacancy in the Board of Directors caused by death, resignation, removal, retirement, disqualification or any other cause (including an increase in the number of directors) may be filled solely by resolution adopted by the affirmative vote of a majority of the directors then in office, whether or not such majority constitutes less than a quorum, or by a sole remaining director. Any new director elected to fill a vacancy on the Board of Directors will serve for the remainder of the full term of that director for which the vacancy occurred. No decrease in the size of the Board of Directors shall have the effect of shortening the term of any incumbent director.

SECTION 4. Except as otherwise provided by law or by this Certificate of Incorporation, a majority of the directors in office at the time of a duly assembled meeting shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of the directors present at such meeting shall be the act of the Board of Directors.

SECTION 5. Stockholder Business. (A) At an annual meeting of the stockholders, only business (other than business relating to the nomination or election of directors which is governed by Sections 6 and 7) that has been properly brought before the stockholder meeting in accordance with the procedures set forth in this Section 5 shall be conducted. To be properly brought before an annual meeting of stockholders, such business must be brought before the meeting (i) by or at the direction of the Board of Directors or any committee thereof or (ii) by a stockholder who (a) was a stockholder of record of the Corporation when the notice required by this Section 5 is delivered to the Secretary of the Corporation and at the time of the meeting, (b) is entitled to vote at the meeting and (c) complies with the notice and other provisions of this Section 5. Section 5(A)(ii) is the exclusive means by which a stockholder may bring business before an annual meeting of stockholders, except (x) with respect to nominations or elections of directors which is governed by Sections 6 and 7 and (y) with respect to proposals where the stockholder proposing such business has notified the Corporation of such stockholder’s intent to present the proposals at an annual meeting in compliance with Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and such proposals have been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting, in which case the notice requirements of this Section 5 shall be deemed satisfied with respect to such proposals. Any business brought before a meeting in accordance with Section 5(A)(ii) is referred to as “Stockholder Business.”

(B) At any annual meeting of stockholders, all proposals of Stockholder Business must be made by timely written notice given by or on behalf of a stockholder of record of the Corporation (the “Notice of Business”) and must otherwise be a proper matter for stockholder action. To be timely, the Notice of Business must be delivered personally or mailed to, and received at the principal executive office of the Corporation (the “Office of the Corporation”), addressed to the Secretary of the Corporation, by no earlier than 120 days and no later than 90 days before the first anniversary of the date of the prior year’s annual meeting of stockholders; provided, however, that if (i) the annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of stockholders or (ii) no annual meeting was held during the prior year (a) no earlier than 120 days before such annual meeting and (b) no later than the later of 90 days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was made by mail or Public Disclosure. In no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of a stockholder meeting commence a new time period (or extend any time period) for the giving of the Notice of Business.

(C) The Notice of Business must set forth:

(i) the name and record address of each stockholder proposing Stockholder Business (the “Proponent”), as they appear on the Corporation’s books;

(ii) the name and address of any Stockholder Associated Person;

(iii) as to each Proponent and any Stockholder Associated Person, (a) the class or series and number of shares of stock directly or indirectly held of record and beneficially by the Proponent or Stockholder Associated Person, (b) the date such shares of stock were acquired, (c) a description of any agreement, arrangement or understanding, direct or indirect, with respect to such Stockholder Business between or among the Proponent, any Stockholder Associated Person or any others (including their names) acting in concert with any of the foregoing, (d) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any Stockholder Associated Person with respect to shares of stock of the Corporation (a “Derivative”), (e) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the Proponent or Stockholder Associated Person has a right to vote any shares of stock of the Corporation, (f) any rights to dividends on the stock of the Corporation owned beneficially by the Proponent or Stockholder Associated Person that are separated or separable from the underlying stock of the Corporation, (g) any proportionate interest in stock of the Corporation or Derivatives held, directly or indirectly, by a general or limited partnership in which the Proponent or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (h) any performance-related fees (other than an asset-based fee) that the Proponent or Stockholder Associated Person is entitled to based on any increase or decrease in the value of stock of the Corporation or Derivatives thereof, if any, as of the date of such notice. The information specified in Section 5(C)(i) to (iii) is referred to herein as “Stockholder Information”;

(iv) a representation that each Proponent is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such Stockholder Business;

(v) a brief description of the Stockholder Business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the By-laws, the language of the proposed amendment) and the reasons for conducting such Stockholder Business at the meeting;

(vi) any material interest of each Proponent and any Stockholder Associated Person in such Stockholder Business;

(vii) a representation as to whether the Proponent intends (a) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt such Stockholder Business or (b) otherwise to solicit proxies from stockholders in support of such Stockholder Business;

(viii) all other information that would be required to be filed with the Securities and Exchange Commission (“SEC”) if the Proponents or Stockholder Associated Persons were participants in a solicitation subject to Section 14 of the Exchange Act; and

(ix) a representation that the Proponents shall provide any other information reasonably requested by the Corporation.

(D) The Proponents shall also provide any other information reasonably requested by the Corporation within ten business days after such request.

(E) In addition, the Proponent shall further update and supplement the information provided to the Corporation in the Notice of Business or upon the Corporation’s request pursuant to Section 5(D) as needed, so that such information shall be true and correct as of the record date for the meeting and as of the date that is the later of ten business days before the meeting or any adjournment or postponement thereof. Such update and supplement must be delivered personally or mailed to, and received at the Office of the Corporation, addressed to the Secretary of the Corporation, by no later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven business days before the date for the meeting (in the case of the update and supplement required to be made as of ten business days before the meeting or any adjournment or postponement thereof).

(F) The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 5, and, if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(G) If the Proponent (or a qualified representative of the Proponent) does not appear at the meeting of stockholders to present the Stockholder Business such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 5, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(H) “Beneficial Ownership” shall be determined, and a Person shall be the “Beneficial Owner” of all securities which such Person is deemed to own beneficially, pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(I) “Control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

(J) “Public Disclosure” of any date or other information means disclosure thereof by a press release reported by the Dow Jones News Services, Associated Press or comparable U.S. national news service or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(K) “Stockholder Associated Person” means with respect to any stockholder, (i) any other beneficial owner of stock of the Corporation that are owned by such stockholder and (ii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the stockholder or such beneficial owner.

(L) Nothing in this Section 5 shall be deemed to affect any rights of the holders of any series of Preferred Stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

SECTION 6. Director Nominations. (A) Only persons who are nominated in accordance with the procedures set forth in this Section 6 or Section 7 of this Article V are eligible for election as directors.

(B) Nominations of persons for election to the Board of Directors may only be made at a meeting properly called for the election of directors and only (i) by or at the direction of the Board of Directors or any committee thereof, (ii) by a stockholder who (a) was a stockholder of record of the Corporation when the notice required by this Section 6 is delivered to the Secretary of the Corporation and at the time of the meeting, (b) is entitled to vote for the election of directors at the meeting and (c) complies with the notice and other provisions of this Section 6 or (iii) in the case of stockholder nominations to be included in the Corporation’s proxy statement for an annual meeting of stockholders, by a stockholder or group of stockholders who meets the requirements of and complies with Section 7 of this Article V. Section 6(B)(ii) and (iii) are the exclusive means by which a stockholder may nominate a person for election to the Board of Directors. Persons nominated in accordance with Section 6(B)(ii) are referred to as “Stockholder Nominees.” A stockholder nominating Stockholder Nominees for election to the Board of Directors is referred to as the “Nominating Stockholder.”

(C) All nominations of Stockholder Nominees must be made by timely written notice given by or on behalf of a stockholder of record of the Corporation (the “Notice of Nomination”). To be timely, the Notice of Nomination must be delivered personally or mailed to and received at the Office of the Corporation, addressed to the attention of the Secretary of the Corporation, by the following dates:

(i) in the case of the nomination of a Stockholder Nominee for election to the Board of Directors at an annual meeting of stockholders, no earlier than 120 days and no later than 90 days before the first anniversary of the date of the prior year’s annual meeting of stockholders; provided, however, that if (a) the annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of stockholders or (b) no annual meeting was held during the prior year, notice by the stockholder to be timely must be received (1) no earlier than 120 days before such annual meeting and (2) no later than the later of 90 days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was made by mail or Public Disclosure; and

(ii) in the case of the nomination of a Stockholder Nominee for election to the Board of Directors at a special meeting of stockholders, no earlier than 120 days before and no later than the later of 90 days before such special meeting and the tenth day after the day on which the notice of such special meeting was made by mail or Public Disclosure.

(D) Notwithstanding anything to the contrary, if the number of directors to be elected to the Board of Directors at a meeting of stockholders is increased and there is no Public Disclosure by the Corporation naming the nominees for the additional directorships at least 100 days before the first anniversary of the preceding year’s annual meeting, a Notice of Nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered personally and received at the Office of the Corporation, addressed to the attention of the Secretary of the Corporation, no later than the close of business on the tenth day following the day on which such Public Disclosure is first made by the Corporation.

(E) With respect to the giving of notice in the time period required by Section 6(C) of this Article V, in no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of an annual or special meeting commence a new time period (or extend any time period) for the giving of the Notice of Nomination.

(F) The Notice of Nomination shall set forth:

(i) the Stockholder Information with respect to each Nominating Stockholder and Stockholder Associated Person;

(ii) a representation that each stockholder nominating a Stockholder Nominee is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination;

(iii) all information regarding each Stockholder Nominee and Stockholder Associated Person that would be required to be disclosed in a solicitation of proxies subject to Section 14 of the Exchange Act, the written consent of each Stockholder Nominee to being named in a proxy statement as a nominee and to serve if elected and a completed signed questionnaire, representation and agreement required by Section 6(L);

(iv) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among a Nominating Stockholder, Stockholder Associated Person or their respective associates, or others acting in concert therewith, including all information that would be required to be disclosed pursuant to

Rule 404 promulgated under Regulation S-K if the Nominating Stockholder, Stockholder Associated Person or any person acting in concert therewith, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive of such registrant;

(v) a representation as to whether the Nominating Stockholder intends (a) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination or (b) otherwise to solicit proxies from stockholders in support of such nomination;

(vi) all other information that would be required to be filed with the SEC if the Nominating Stockholder and Stockholder Associated Person were participants in a solicitation subject to Section 14 of the Exchange Act; and

(vii) a representation that the Nominating Stockholder shall provide any other information reasonably requested by the Corporation.

(G) The Nominating Stockholder shall also provide any other information reasonably requested by the Corporation within ten business days after such request.

(H) In addition, the Nominating Stockholder shall further update and supplement the information provided to the Corporation in the Notice of Nomination or upon the Corporation’s request pursuant to Section 6(G) as needed, so that such information shall be true and correct as of the record date for the meeting and as of the date that is ten business days before the meeting or any adjournment or postponement thereof. Such update and supplement must be delivered personally or mailed to, and received at the Office of the Corporation, addressed to the Secretary of the Corporation, by no later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven business days before the date for the meeting (in the case of the update and supplement required to be made as of ten business days before the meeting or any adjournment or postponement thereof).

(I) The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that the nomination of a Stockholder Nominee by the Nominating Stockholder was not made in accordance with the procedures set forth in this Section 6, and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

(J) If the Nominating Stockholder (or a qualified representative of the Nominating Stockholder) does not appear at the applicable stockholder meeting to nominate the Stockholder Nominees, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 6, to be considered a qualified representative of the Nominating Stockholder, a person must be a duly authorized officer, manager or partner of such Nominating Stockholder or must be authorized by a writing executed by such Nominating Stockholder or an electronic transmission delivered by such Nominating Stockholder to act for such Nominating Stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(K) Nothing in this Section 6 shall be deemed to affect any rights of the holders of any series of Preferred Stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

(L) To be eligible to be a Stockholder Nominee for election or reelection as a director, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 6) to the Secretary at the Office of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary of the Corporation upon written request) and a written representation and agreement (in the form provided by the Secretary of the Corporation upon written request) that such person (A) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading and other policies and guidelines of the Corporation.

SECTION 7. Proxy Access for Director Nominations.

(A) Information to be Included in the Corporation’s Proxy. Subject to the provisions of this Section 7, for an annual meeting of stockholders, the Corporation shall include in its proxy statement and in its form of proxy for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors (or any committee thereof), the name and the Required Information (as defined in Section 7(B) of this Article V) of any person nominated for election to the Board of Directors who satisfies the eligibility requirements in this Section 7 (a “Proxy Access Nominee”) and who is identified in a proper written notice (the “Proxy Access Notice”) that complies with, and is timely delivered pursuant to, this Section 7 by an Eligible Stockholder (as defined in Section 7(C) of this Article V), who expressly elects at the time of delivering the Proxy Access Notice to have such Proxy Access Nominee included in the Corporation’s proxy materials. Notwithstanding anything to the contrary contained in this Section 7, the Corporation may omit from its proxy materials any information or Supporting Statement (as defined in Section 7(I) of this Article V) that it, in good faith, believes would violate any applicable law or regulation.

(B) Definition of Required Information. For the purposes of this Section 7, the “Required Information” that the Corporation shall include in its proxy statement is (i) the information concerning the Proxy Access Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder and (ii) if the Eligible Stockholder so elects, a Supporting Statement. Nothing in this Section 7 shall limit the Corporation’s ability to solicit against or for, and include in its proxy materials its own statements relating to, any Eligible Stockholder or Proxy Access Nominee.

(C) Definition of Eligible Stockholder. For the purposes of this Section 7, an “Eligible Stockholder” is a stockholder or group of no more than 25 stockholders (counting as one stockholder, for this purpose, any two or more funds that are part of the same Qualifying Fund Group (as defined in Section 7(D) of this Article V)) that (i) has owned (as defined in Section 7(E) of this Article V) continuously for at least three years prior to the date the Proxy Access Notice is received at the Office of the Corporation (the “Minimum Holding Period”) a number of shares of stock of the Corporation that represents at least 3% of the voting power of all shares of stock of the Corporation issued and outstanding and entitled to vote in the election of directors as of the most recent date for which such amount is set forth in any Public Disclosure made by the Corporation prior to the date the Proxy Access Notice is received at the Office of the Corporation (the “Required Shares”), (ii) continues to own the Required Shares through the date of the annual meeting of stockholders and (iii) satisfies all other requirements of, and complies with all applicable procedures set forth in, this Section 7. Whenever the Eligible Stockholder consists of a group of stockholders (including a group of funds that are part of the same Qualifying Fund Group), each provision in this Section 7 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each such stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has owned continuously for the Minimum Holding Period in order to meet the 3% ownership requirement of the “Required Shares” definition). No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting of stockholders, and if any person purports to be a member of more than one group, it shall only be deemed to be a member of the group of stockholders that has the largest ownership position (as reflected in the applicable Proxy Access Notice). A record holder acting on behalf of a beneficial owner will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this Section 7(C), for purposes of determining the number of stockholders whose holdings may be considered part of an Eligible Stockholder’s holdings. For the avoidance of doubt, Required Shares will qualify as such, if and only if, the beneficial owner of such shares as of the date of the Proxy Access Notice has itself beneficially owned such shares continuously for the Minimum Holding Period and through the date of the annual meeting of stockholders (in addition to the other applicable requirements being met).

(D) Definition of Qualifying Fund Group. For the purposes of this Section 7, a “Qualifying Fund Group” means two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.

(E) Definition of Ownership. For the purposes of this Section 7, a stockholder shall be deemed to “own” only those outstanding shares of stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to such shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with the foregoing shall not include any shares (i) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (ii) borrowed by such stockholder or any of its affiliates for any purpose or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (iii) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (a) reducing in any manner, to any extent or at any time in the future, such stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, or (b) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or any of its affiliates. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has: (i) delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the stockholder without condition or (ii) loaned such shares; provided that the stockholder has the power to recall such loaned shares on not more than five business days’ notice and has recalled such loaned shares as of the date of the annual meeting of stockholders. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. For the purposes of this Section 7, “affiliate” shall have the meaning ascribed thereto under the Exchange Act.

(F) Notice Period. To be timely under this Section 7, the Proxy Access Notice must be received by the Secretary at the Office of the Corporation no earlier than 150 days and no later than 120 days before the first anniversary of the filing date of the Corporation’s definitive proxy statement for the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days after the first anniversary of the prior year’s annual meeting of stockholders, notice by the Eligible Stockholder to be timely must be so delivered (i) no earlier than 120 days before such annual meeting and (ii) no later than the later of 90 days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was made by mail or Public Disclosure. In no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of the Proxy Access Notice pursuant to this Section 7.

(G) Form of Notice. To be in proper written form, the Proxy Access Notice must include or be accompanied by the following:

(i) a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously for the Minimum Holding Period, and the Eligible Stockholder’s agreement to provide (a) within five business days following the later of the record date for the annual meeting of stockholders or the date on which notice of the record date is first publicly disclosed, a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously through the record date and (b) prompt notice if the Eligible Stockholder ceases to own a number of shares at least equal to the Required Shares prior to the date of the annual meeting;

(ii) if the Eligible Stockholder is not a record holder of the Required Shares, proof that the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, in a form that would be deemed by the Corporation to be acceptable pursuant to Rule 14a-8(b)(2) under the Exchange Act (or any successor rule) for purposes of a shareholder proposal;

(iii) a copy of the Schedule 14N that has been or is concurrently being filed with the SEC as required by Rule 14a-18 under the Exchange Act;

(iv) a description of (a) any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, by or on behalf the Eligible Stockholder the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Eligible Stockholder with respect to shares of stock of the Corporation and (b) any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the Eligible Stockholder has a right to vote any shares of stock of the Corporation;

(v) as to each Proxy Access Nominee, (a) an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Corporation reasonably promptly upon written request of a stockholder), pursuant to which such Proxy Access Nominee (1) consents to being named in the Corporation’s proxy statement and form of proxy (and agrees not to be named in any other person’s proxy statement or form of proxy) as a nominee and to serving as a director of the Corporation if elected, (2) represents and agrees that he or she is not and will not become a party to a Voting Commitment that has not been disclosed to the Corporation, (3) represents and agrees that he or she is not and will not become a party to a Voting Commitment that could reasonably be expected to limit or interfere with such person’s ability to comply, if elected as a director, with his or her fiduciary duties under applicable law, (4) represents and agrees that he or she is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (5) represents and agrees that such Proxy Access Nominee would be in compliance, if elected as a director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation relating to such Proxy Access Nominee’s Board membership; (b) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the Eligible Stockholder, such Proxy Access Nominee or their respective associates, or others acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Eligible Stockholder or its affiliates or any person acting in concert therewith were the “registrant” for purposes of such rule and the person were a director or executive of such registrant; and (c) any other information relating to the Proxy Access Nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(vi) an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Corporation reasonably promptly upon written request of a stockholder), pursuant to which the Eligible Stockholder (a) represents that it intends to continue to hold the Required Shares through the date of the annual meeting of stockholders; (b) represents that it acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent; (c) represents and agrees that it has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any person other than the Proxy Access Nominee(s) it is nominating pursuant to this Section 7; (d) represents and agrees that it is not currently engaged as of the date of the agreement, and will not engage, in, and is not currently as of the date of the agreement, and will not be, a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Proxy Access Nominee(s) or a nominee of the Board of Directors; (e) represents and agrees that it has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation; (f) represents and agrees that it is currently in compliance as of the date of the agreement, and will comply, with all laws and regulations (including, without limitation, Rule 14a-9(a) under the Exchange Act) applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting; (g) agrees to assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, in each case, in connection with the nomination or election of Proxy Access Nominee(s) at the annual meeting, (h) agrees to indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any legal or regulatory violation referenced in clause (g) above or any failure or alleged failure of the Eligible Stockholder or its Proxy Access Nominee(s) to comply with, or any breach or alleged breach by the Eligible Stockholder or its Proxy Access Nominee(s) of, the requirements of this Section 7 and (i) agrees to file with the SEC any written solicitation of the stockholders of the Corporation relating to the meeting at which its Proxy Access Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(vii) in the case of a nomination by a group of stockholders together constituting an Eligible Stockholder, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 7 (including withdrawal of the nomination); and

(viii) in the case of a nomination by a group of stockholders together constituting an Eligible Stockholder in which two or more funds that are part of the same Qualifying Fund Group are counted as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund Group.

(H) Additional Required Information. In addition to the information required pursuant to Section 7(G) of this Article V or any other provision of this Certificate of Incorporation, (i) the Corporation may require any proposed Proxy Access Nominee to furnish any other information (a) that may reasonably be required by the Corporation to determine whether the Proxy Access Nominee would be independent under the Independence Standards (as defined in Section 7(L) of this Article V), (b) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proxy Access Nominee, (c) that may reasonably be required by the Corporation to determine the eligibility of such Proxy Access Nominee to serve as a director of the Corporation or (d) as may otherwise be reasonably requested, and (ii) the Corporation may require the Eligible Stockholder to furnish any other information that may reasonably be required by the Corporation to verify the Eligible Stockholder’s continuous ownership of the Required Shares for the Minimum Holding Period or compliance with this Section 7.

(I) Supporting Statement. For each of its Proxy Access Nominees, the Eligible Stockholder may, at its option, provide to the Secretary of the Corporation, at the time the Proxy Access Notice is provided, one written statement, not to exceed 500 words, in support of such Proxy Access Nominee’s candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) for each Proxy Access Nominee.

(J) Permitted Number of Proxy Access Nominees.

(i) The maximum number of Proxy Access Nominees nominated by all Eligible Stockholders that will appear in the Corporation’s proxy materials with respect to an annual meeting of stockholders, shall not exceed 20%, or 25% (if the number of directors serving on the Board of Directors is less than ten), of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered pursuant to this Section 7 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number below 20% or 25%, as applicable (such number, as it may be adjusted pursuant to this Section 7(J), the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by (a) the number of individuals who will be included in the Corporation’s proxy materials as nominees unopposed or recommended by the Board of Directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Corporation by such stockholder or group of stockholders), other than any such individual who at the time of the annual meeting shall have served as a director continuously as a nominee of the Board of Directors for at least two annual terms, (b) the number of individuals who were previously elected to the Board of Directors as Proxy Access Nominees at any of the preceding two annual meetings of stockholders pursuant to this Section 7 and who are re-nominated for election at such annual meeting by the Board of Directors and (c) the number of Proxy Access Nominees who were qualified for inclusion in the Corporation’s proxy materials for the current annual meeting of stockholders whom the Board of Directors decides to nominate for election to the Board of Directors.

(ii) If one or more vacancies on the Board of Directors for any reason occur after the deadline in Section 7(F) of this Article V for delivery of the Proxy Access Notice and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Proxy Access Nominees that may be nominated by all Eligible Stockholders pursuant to this Section 7 shall be calculated based on the number of directors in office so reduced. If the number of Proxy Access Nominees submitted by Eligible Stockholders pursuant to this Section 7 exceeds this maximum number, each Eligible Stockholder will select one Proxy Access Nominee for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the number (largest to smallest) of shares of the Corporation each Eligible Stockholder disclosed as owned in its respective Proxy Access Notice submitted to the Corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Proxy Access Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Following such determination, if any Proxy Access Nominee who satisfies the eligibility requirements in this Section 7 thereafter is nominated by the Board of Directors, ceases to satisfy the eligibility requirements in this Section 7, withdraws his or her nomination or becomes unwilling to serve on the Board, no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for director election in substitution thereof with respect to the annual meeting of stockholders.

(iii) Notwithstanding anything to the contrary contained in this Section 7, the Corporation shall not be required to include any Proxy Access Nominees in its proxy materials pursuant to this Section 7 for any annual meeting of stockholders for which the Secretary of the Corporation receives notice that a stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to Section 6 of this Article V.

(K) Correction of Defects. No information or communication provided by an Eligible Stockholder or a Proxy Access Nominee to the Corporation or its stockholders in connection with the nomination or election of Proxy Access Nominee(s) at the annual meeting shall include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. If any such information or communications includes any such untrue statement or omission, such Eligible Stockholder or Proxy Access Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing such notification shall not be deemed to limit the rights or remedies available to the Corporation relating to any such defect.

(L) Proxy Access Nominee Eligibility. Notwithstanding anything to the contrary contained in this Section 7, the Corporation shall not be required to include in its proxy materials, pursuant to this Section 7, any Proxy Access Nominee (i) who would not (a) be an independent director under the applicable rules and listing standards of the principal U.S. securities exchanges upon which the stock of the Corporation is listed or traded, any applicable rules of the SEC or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (b) satisfy the audit, compensation or other board committee independence requirements under the applicable rules and listing standards of the principal U.S. securities exchanges upon which the stock of the Corporation is listed or traded, any applicable rules of the SEC or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s committee members, or (c) be a “non-employee director” under Exchange Act Rule 16b-3 or an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor provision) (collectively, the “Independence Standards”); (ii) whose election as a member of the Board of Directors would cause the Corporation to be in violation of this Certificate of Incorporation, the By-laws, the rules and listing standards of the principal U.S. securities exchanges upon which the stock of the Corporation is listed or traded, or any applicable state or federal law, rule or regulation; (iii) who is an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years; or (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended.

(M) Effect of Invalid Nominations. Notwithstanding anything to the contrary set forth herein, if (i) a Proxy Access Nominee or the applicable Eligible Stockholder breaches any of its agreements or representations or fails to comply with any of the requirements under this Section 7 in any material respect or (ii) a Proxy Access Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 7 or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting of stockholders, in each case as determined by the Board of Directors or the chairman of the annual meeting, (i) the Corporation may omit or, to the extent feasible, remove the information concerning such Proxy Access Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Proxy Access Nominee will not be eligible for election at the annual meeting and shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (ii) the Board of Directors or the chairman of the meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation. In addition, if the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 7, such nomination shall be declared invalid and disregarded as provided in the foregoing sentence.

(N) Restrictions on Re-nominations. Any Proxy Access Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting will be ineligible to be a Proxy Access Nominee pursuant to this Section 7 for the next two annual meetings of stockholders.

(O) Board Determinations. The Board of Directors (or any other person or body duly authorized by the Board of Directors), at all times acting in good faith, shall have the power and authority to interpret this Section 7 and to make any and all determinations necessary or advisable pursuant to this Section 7.

(P) Exclusive Method. This Section 7 shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials.

SECTION 8. The annual meeting of stockholders of the Corporation for the election of directors and the transaction of such other business as may be brought before the meeting in accordance with this Certificate of Incorporation shall be held on the date and at the time fixed from time to time by the Board of Directors, by a resolution adopted by the affirmative vote of a majority of the Board of Directors.

SECTION 9. Except as otherwise provided by law, at any meeting of stockholders of the Corporation the presence in person or by proxy of the holders of a majority in voting power of the outstanding stock of the Corporation entitled to vote shall constitute a quorum for the transaction of business brought before the meeting in accordance with this Certificate of Incorporation and, a quorum being present, the affirmative vote of the holders of a majority in voting power present in person or represented by proxy and entitled to vote shall be required to effect action by stockholders; provided, however, that, subject to the provisions of any class or series of Preferred Stock, the vote required for the election of directors shall be set forth in, and governed by, the By-laws.

SECTION 10. At every meeting of stockholders, the Chairman or, in the absence of the Chairman, the Vice Chairman or, in the absence of both the Chairman and the Vice Chairman, the Chief Executive Officer or, in the absence of all such persons, such individual as shall have been designated by a resolution adopted by the affirmative vote of a majority of the Board of Directors, shall act as chairman of the meeting. The chairman of the meeting shall have sole authority to prescribe the agenda and rules of order for the conduct of such meeting of stockholders and to determine all questions arising thereat relating to the order of business and the conduct of the meeting, except as otherwise required by law.

SECTION 11. Any class or series of Preferred Stock may exercise the special voting rights, if any, of such class or series to elect directors upon the occurrence of certain events specified in the Certificate of Designation pursuant to which any such class or series of Preferred Stock is issued or in this Certificate of Incorporation, as the case may be, in any manner now or hereafter permitted by this Certificate of Incorporation, Delaware law or the applicable Certificate of Designation for such class or series of Preferred Stock.

SECTION 12. The exercise by the Board of Directors of the powers conferred in this Article V shall at all times be subject to any statutory or other limitations upon such powers provided by the laws of the State of Delaware.

SECTION 13. Members of the Board of Directors may be elected either by written ballot or by voice vote.

SECTION 14. The Corporation may in its By-laws confer powers upon its Board of Directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon it by statute.

SECTION 15. (A) Special meetings of stockholders of the Corporation may be called only (i) at the direction of (a) a majority of the entire Board of Directors, (b) the Chairman of the Board of Directors, (c) the Vice Chairman of the Board of Directors or (d) the Chief Executive Officer or (ii) by the Secretary of the Corporation at the written request of holders of record of at least 20% in voting power (the “Required Percentage”) of the outstanding capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting (“Voting Stock”) as of the record date fixed in accordance with this Section 15 to determine the stockholders entitled to deliver a written request to call such meeting, if such request complies with the requirements set forth in this Section 15. Notwithstanding any other provision of this Certificate of Incorporation, this Section 15 shall be the exclusive means by which a special meeting of stockholders may be called, including, without limitation, a special meeting called for the election of directors.

(B) Only a stockholder that is a holder of record of Voting Stock on the record date fixed to determine the stockholders entitled to request the call of a special meeting may submit a request to call a special meeting. Any stockholder seeking to call a special meeting to transact business shall, by written notice, signed by the stockholder or a duly authorized agent thereof, to the Secretary of the Corporation personally received at the Office of the Corporation, request that the Board of Directors fix a record date to determine the stockholders of the Corporation who are entitled to request the call of the special meeting. A written request to fix a record date shall include all of the information that must be included in a written request to call a special meeting from a stockholder, as set forth in the succeeding paragraph (C) of this Section 15. The Board of Directors may, within ten days of the Secretary of the Corporation’s receipt at the Office of the Corporation of a valid request to fix a record date, fix a record date to determine the stockholders entitled to request the call of a special meeting, which date shall not precede, and shall not be more than ten days after, the date upon which the resolution fixing the record date is adopted. If a record date is not fixed by the Board of Directors, and subject to applicable legal and regulatory requirements and the rules of any stock exchange upon which the Corporation’s securities are listed, the record date shall be the date that the first valid written request to call a special meeting is received by the Secretary of the Corporation at the Office of the Corporation with respect to the proposed business to be conducted at a special meeting. A special meeting shall be called at the request of stockholders if, and only if, written requests to call a special meeting from holders of the Required Percentage of Voting Stock are received by the Secretary of the Corporation within 60 days of the record date established as provided in this paragraph (B).

(C) Each written request to call a special meeting shall include the following: (i) the signature of the stockholder of record, or of a duly authorized agent thereof, signing such request and the date such request was signed; (ii) a brief description of the business desired to be brought before the meeting (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the By-laws, the language of the proposed amendment); and (iii) as to the stockholder signing such request, or on whose behalf such request was signed (such stockholder, the “party”), and any Stockholder Associated Person of such party (but excluding from this clause (iii) any Solicited Stockholder):

(a) the name and address of such party and each Stockholder Associated Person;

(b) as to each party and each Stockholder Associated Person, (1) the class or series and number of shares of stock directly or indirectly held of record and beneficially by such party and each Stockholder Associated Person, (2) the date such shares of stock were acquired, (3) a description of any agreement, arrangement or understanding, direct or indirect, with respect to the business to be transacted at the special meeting between or among such party, any Stockholder Associated Person or any others (including their names) acting in concert with any of the foregoing, (4) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, as of the date of such party’s notice by, or on behalf of, such party or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such party or any Stockholder Associated Person with respect to shares of stock of the Corporation (for purposes of this paragraph, a “Derivative”), (5) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which such party or Stockholder Associated Person has a right to vote any shares of stock of the Corporation, (6) any rights to dividends on the stock of the Corporation owned beneficially by such party or Stockholder Associated Person that are separated or separable from the underlying stock of the Corporation, (7) any proportionate interest in stock of the Corporation or Derivatives held, directly or indirectly, by a general or limited partnership in which such party or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (8) any performance-related fees (other than an asset-based fee) that such party or Stockholder Associated Person is entitled to based on any increase or decrease in the value of stock of the Corporation or Derivatives thereof, if any, as of the date of such written request;

(c) all other information that would be required to be filed with the SEC if such party or any Stockholder Associated Person were a participant in a solicitation subject to Section 14 of the Exchange Act;

(d) any material interest of such party and any Stockholder Associated Person in any of the business proposals to be transacted at the special meeting; and

(e) a representation as to whether such party intends (a) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt any of the business proposals to be transacted at the special meeting or (b) otherwise to solicit proxies from stockholders in support of any such proposal (for purposes of this Section 15, a “Solicitation Statement”).

The information set forth in a request to call a special meeting shall be supplemented by such party (other than a Solicited Stockholder) by providing such supplement to the Secretary of the Corporation received at the Office of the Corporation (i) not later than five business days after the record date for determining the stockholders entitled to notice of such special meeting so that such information is accurate as of such record date and (ii) not later than seven business days before such special meeting so that such information is accurate as of the tenth business day before such meeting. “Solicited Stockholder” means any stockholder or beneficial owner that has provided a request to call a special meeting in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A.

(D) A stockholder may revoke a request to call a special meeting by written revocation, signed by the stockholder or a duly authorized agent thereof, received by the Secretary of the Corporation at any time prior to the special meeting; provided, however, that if any such revocation is received by the Secretary of the Corporation after the end of the 60- day period described in the last sentence of paragraph (B) of this Section 15 and if the Secretary of the Corporation previously received unrevoked written requests from the holders of the Required Percentage of Voting Stock and, as a result of such revocation, there no longer are unrevoked requests from the Required Percentage of Voting Stock to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting. A business proposal shall not be presented for stockholder action at any special meeting if (i) any stockholder or Stockholder Associated Person who has provided a Solicitation Statement with respect to such proposal does not act in accordance with the representations set forth therein, (ii) the business proposal appeared in a written request submitted by a stockholder who did not provide the supplemental information required by the second to last sentence of Section 15(C), (iii) any stockholder or Stockholder Associated Person (other than a Solicited Stockholder) who delivered a written request, or directed that a written request be delivered, is not entitled to vote at the special meeting or does not beneficially own stock at the time of such meeting, (iv) any stockholder (other than a Solicited Stockholder) or a duly authorized agent thereof who delivered a written request, or directed that a written request be delivered, does not attend the special meeting in person or by proxy to present the business proposal to be transacted at such meeting, (v) any written request to call such meeting was made or solicited in a manner that the Board of Directors determines constituted a violation of Regulation 14A under the Exchange Act or other applicable law, or (vi) any stockholder or Stockholder Associated Person (other than a Solicited Stockholder) who delivered a written request, or directed that a written request be delivered, ceases to beneficially own, at any time after the delivery of such written request and before the special meeting is convened, at least the same number of shares of Voting Stock such stockholder or owner beneficially owned as of the record date for determining the stockholders entitled to deliver a request to call such meeting; provided, however, that the Board of Directors shall proceed with the special meeting if, despite any action or failure to act covered by clauses (ii), (iii), (iv) or (vi) of this paragraph (D), there are still in place valid requests from the Required Percentage of Voting Stock to call such special meeting.

(E) The Corporation shall not accept, and shall consider ineffective, a written request from a stockholder to call a special meeting: (i) that does not comply with the preceding provisions of this Section 15; (ii) that relates to an item of business that is not a proper subject for stockholder action under applicable law; (iii) if an identical or substantially similar item of business (such item, as determined in good faith by the Board of Directors, a “Similar Item”) will be submitted for stockholder approval at any stockholder meeting to be held on or before the 120th day after the Secretary of the Corporation receives such written request (whether such meeting is called for by the Board of Directors or otherwise); (iv) if such request is received by the Secretary of the Corporation during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting of stockholders; (v) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of the Corporation of such request to call a special meeting; or (vi) if two or more special meetings have been called at the request of stockholders and convened within the 12-month period ending on the date of the receipt of such request by the Secretary of the Corporation. For purposes of this Section 15, the nomination, election or removal of directors shall be deemed to be a Similar Item with respect to all items of business involving the nomination, election or removal of directors, changing the size of the Board of Directors or filling vacancies or newly created directorships resulting from any increase in the authorized number of directors.

(F) The Board of Directors shall determine the place, and fix the date and time, of any special meeting called at the request of one or more stockholders in accordance with the provisions of this Section 15. The Board of Directors may submit its own proposal or proposals for consideration at a special meeting called at the request of one or more stockholders. The record date or record dates for a special meeting shall be fixed in accordance with Section 213 (or its successor provision) of the Delaware General Corporation Law. Business transacted at any special meeting shall be limited to the purposes stated in the notice of such meeting delivered by the Corporation.

ARTICLE VI

INDEMNIFICATION

SECTION 1. To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an “Other Entity”), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Article VI.

SECTION 2. The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the Delaware General Corporation Law, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

SECTION 3. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the By-laws, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

SECTION 4. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VI shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

SECTION 5. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI, the By-laws or under Section 145 of the Delaware General Corporation Law or any other provision of law.

SECTION 6. The provisions of this Article VI shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Article VI is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be legally bound. No repeal or modification of this Article VI shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any Proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

SECTION 7. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VI shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such Proceeding.

SECTION 8. Any director or officer of the Corporation serving in any capacity (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

SECTION 9. Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article VI may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

ARTICLE VII

LIMITATION ON LIABILITY OF DIRECTORS

SECTION 1. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the Delaware General Corporation Law, or (D) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the Delaware General Corporation Law, as so amended.

SECTION 2. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VIII

ADOPTION, AMENDMENT AND/OR REPEAL OF BY-LAWS

The Board of Directors may from time to time (after adoption by the undersigned of the original By-laws) make, alter or repeal the By-laws by a vote of two-thirds of the entire Board of Directors that would be in office if no vacancy existed, whether or not present at a meeting; provided, however, that any By-laws made, amended or repealed by the Board of Directors may be amended or repealed, and any By-laws may be made, by the stockholders of the Corporation by vote of a majority of the holders of shares of stock of the Corporation entitled to vote in the election of directors of the Corporation. Notwithstanding the foregoing, the Board of Directors shall not have the power or authority to amend, alter or repeal Section 3 of Article I of the Corporation’s By-laws.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation of the Corporation, in accordance with General Corporation Law, has been executed by a duly authorized officer of the Corporation on this 26th day of May, 2016.

THE WENDY’S COMPANY

By:	/s/ Todd A. Penegor
Todd A. Penegor
President and Chief Executive Officer

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